POWER OF ATTORNEY

I, Thomas D. Moline, Executive Vice President - Commercial Operations of TimkenSteel Corporation, hereby constitute and appoint Christopher J. Holding, Frank A. DiPiero, Tina M. Beskid and Kristine C. Syrvalin, each of them, my true and lawful attorney or attorneys in-fact, with full power of substitution and re-substitution, for me and in my name, place and stead, to sign on my behalf any Forms 3, 4, 5 or 144 required pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, and to sign any and all amendments to such Forms 3, 4, 5 or 144, and to file the same with the Securities and Exchange Commission, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever that any of said attorney or attorneys-in-fact or any of them or their substitutes, may deem necessary or desirable, in his/her or their sole discretion, with any such act or thing being hereby ratified and approved in all respects without any further act or deed whatsoever.


Executed this  26th day of July, 2017 by the undersigned.



/s/ Thomas D. Moline
Thomas D. Moline